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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 19, 2002
                                                           -------------


                                 ORTHOVITA, INC.
                  ---------------------------------------------
                 (Exact Name of Registrant Specified in Charter)


       Pennsylvania                     0-24517                   23-2694857
   --------------------           -------------------          ----------------
     (State or Other              (Commission File            (I.R.S. Employer
      Jurisdiction of                   Number)              Identification No.)
      Incorporation)



           45 Great Valley Parkway
            Malvern, Pennsylvania                                   19355
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   (Address of Principal Executive Offices)                       (Zip Code)



       Registrant"s telephone number, including area code: (610) 640-1775
                                                           --------------


                                 Not Applicable
        ----------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

     On July 19, 2002, Orthovita, Inc., a Pennsylvania corporation ("Orthovita"), entered into a Series A 6% Adjustable Cumulative Convertible Voting Preferred Stock and Warrant Purchase Agreement (the "Agreement") with OrbiMed Associates LLC and other purchasers named therein (collectively, the "Purchasers"), pursuant to which Orthovita agreed to sell, and the Purchasers agreed to buy, 1,900 shares of a new class of Orthovita's preferred stock to be designated as "Series A 6% Adjustable Cumulative Convertible Voting Preferred Stock" (the "Preferred Stock") and warrants to purchase 8,352,872 shares of common stock (the "Warrants"), for an aggregate purchase price of $19 million, in a private placement transaction (the "Financing").

     The Agreement contemplates two closings. Orthovita has received commitments to purchase $14 million of Preferred Stock and Warrants at the first closing (the "First Closing"), which shall occur no later than five business days after the consummation of certain customary closing conditions specified in the Agreement. The second closing (the "Second Closing") of $5 million of Preferred Stock and Warrants is subject to approval by Orthovita's shareholders and other terms and conditions specified in the Agreement.

     The rights, preferences and privileges of the Preferred Stock are set forth in the Statement of Designations to be filed with the Department of State of the Commonwealth of Pennsylvania. Orthovita has agreed to file a registration statement with the Securities and Exchange Commission within 75 days after the First Closing in order to register the resale of the shares of common stock issuable upon the conversion of the Preferred Stock and the exercise of the Warrants, as well as shares of common stock issuable as payment of dividends on the Preferred Stock.

     Orthovita will use the net proceeds to be received in the

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Financing to support ongoing clinical development and marketing programs relating to its VITOSS, CORTOSS and RHAKOSS products, for potential acquisitions of complementary technologies or products and for general administrative expenses, capital expenditures and working capital.

     Orthovita has agreed to pay SmallCaps Online Group LLC placement agent fees equal to 7% of the gross proceeds raised in the Financing as well as warrants to purchase the number of shares of common stock equal to 10% of the common shares issuable upon conversion of the Preferred Stock sold in the Financing, at an exercise price of $1.706 per share.

     This summary description of the Financing contemplated by the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement and the other documents and instruments that are filed as Exhibits hereto.

     The press release issued by Orthovita on July 22, 2002 relating to the Agreement is filed herewith as Exhibit 99.1.

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Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

               Exhibits

               10.1 Series A 6% Adjustable Cumulative Convertible Voting Preferred Stock and Warrant Purchase Agreement dated July 19, 2002 among Orthovita, Inc., OrbiMed Associates LLC and the other purchasers named therein

               10.2 Statement of Designations of Series A 6% Adjustable Cumulative Convertible Voting Preferred Stock

               10.3 Investor Rights Agreement dated July 19, 2002 among Orthovita, Inc., OrbiMed Associates and the other parties named therein

               10.4 Form of Warrant issuable to the Purchasers of Series A 6% Adjustable Cumulative Convertible Voting Preferred Stock

               10.5  Form of Warrant issuable to the Placement Agent

               99.1  Press release issued July 22, 2002.

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                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ORTHOVITA, INC.


                                 By: /s/ Joseph M. Paiva
                                     ------------------------
                                     Joseph M. Paiva
                                     Chief Financial Officer

Dated: July 23, 2002

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